As filed with the Securities and Exchange Commission on November 1, 2023
Registration No. 333-181792

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NL Industries, Inc.
(Exact name of registrant as specified in its charter)
New Jersey (State or other jurisdiction of incorporation or organization)	13-5267260 (I.R.S. Employer Identification Number)

Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2620 (Address of principal executive offices) (Zip code)
NL Industries, Inc. 2012 Director Stock Plan (Full title of the plan)
Jane R. Grimm
Secretary and Associate General Counsel
NL Industries, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2620
(Name and address of agent for service)
(972) 233-1700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

DEREGISTRATION

The registrant’s board of directors terminated the NL Industries, Inc. 2012 Director Stock Plan (the “Plan”) effective June 30, 2023.  Accordingly, the registrant hereby deregisters any and all shares of the registrant’s common stock, par value $0.125 per share, registered pursuant to this registration statement that will never be issued or sold under the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas on November 1, 2023:
NL Industries, Inc.

By:/s/ Amy Allbach Samford
Amy Allbach Samford
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/s/ Loretta J. Feehan Loretta J. Feehan	Chair of the Board (non-executive)	November 1, 2023

/s/ Michael S. Simmons Michael S. Simmons	Vice Chairman and Director	November 1, 2023

/s/ Courtney J. Riley Courtney J. Riley	President and Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2023

/s/ John E. Harper John E. Harper	Director	November 1, 2023

/s/ Kevin B. Kramer Kevin B. Kramer	Director	November 1, 2023

/s/ Meredith W. Mendes Meredith W. Mendes	Director	November 1, 2023

/s/ Cecil H. Moore, Jr. Cecil H. Moore, Jr.	Director	November 1, 2023

/s/ Thomas P. Stafford Thomas P. Stafford	Director	November 1, 2023

/s/ Amy Allbach Samford Amy Allbach Samford	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 1, 2023

/s/ Amy E. Ruf Amy E. Ruf	Vice President and Controller (Principal Accounting Officer)	November 1, 2023